As filed with the Securities and Exchange Commission on January 19, 1999
                                                     Registration No. _________

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                               -------------------
                                    FORM S-3
                             REGISTRATION STATEMENT
                                    Under the
                             Securities Act of 1933
                             ----------------------
                            Altair International Inc.
             (Exact name of registrant as specified in its charter)

    Province of Ontario, Canada                                   None
  (State or other jurisdiction of                          (I.R.S. employer
  incorporation or organization)                        identification number)

                               -------------------

                                 William P. Long
                                    President
                            Altair International Inc.
                         1725 Sheridan Avenue, Suite 140
                               Cody, Wyoming 82414
                                 (307) 587-8245
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                               -------------------
                                   Copies to:

                              Brian G. Lloyd, Esq.
                              Bryan T. Allen, Esq.
                       PARR WADDOUPS BROWN GEE & LOVELESS
                       185 South State Street, Suite 1300
                           Salt Lake City, Utah 84111
                                 (801) 532-7840


     Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement as determined by the Registrant.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: [ ]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: |X|

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: [ ]

                                          CALCULATION OF REGISTRATION FEE
                                                                                       Proposed
                                                                Proposed maximum        maximum
           Title of each class                Amount to be     offering price per  aggregate offering      Amount of
     of securities to be registered            registered           share(1)           price(1)       registration fee(1)
-------------------------------------------------------------------------------------------------------------------------
Common Shares, no par value..............       1,500,000            $6.875           $10,312,500           $3,094
=========================================  ==================  ==================  =================  ===================

(1) Estimated pursuant to Rule 457 solely for the purpose of calculating the registration fee, based upon the average of the high and low sales prices for the common shares as reported on the Nasdaq National Market on January 14, 1999.

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the SEC, acting pursuant to said Section 8(a), may determine.
--------------------------------------------------------------------------------

                   [L+etter Head of ALTAIR INTERNATIONAL INC.]




                            ALTAIR INTERNATIONAL INC.

                             1,500,000 Common Shares

                               ------------------

     Altair International Inc. is a development-stage Ontario company in the business of developing mineral processing equipment and mineral properties. Altair owns and is developing a mineral processing machine it calls the "Altair Centrifugal Jig" or simply the "Jig." The Jig uses a rotating circular screen and pulsating water to separate valueless mineral particles from more valuable mineral particles based on their specific gravity. Altair also leases and is exploring an approximately 13,600 acre parcel of land near Camden, Tennessee to determine whether it would be amenable to large-scale mining of titanium and zircon using the Jig or other equipment. In addition, Altair has recently acquired an option to lease and has begun initial testing on a small heavy mineral sand stockpile located near Ione, California. Altair has not completed testing of the Jig, the Tennessee mineral property, or the California mineral property.

     We may use the Prospectus from time to time to offer up to 1,500,000 common shares of Altair (the "Shares"). The common shares of Altair (the "Common Shares") are listed for trading on the Nasdaq National Market under the symbol "ALTIF." On January 14, 1999, the last reported sales price of Common Shares on the Nasdaq National Market was $7.00 per share. Unless otherwise indicated, amounts in this Prospectus are expressed in United States Dollars.

              -----------------------------------------------------


     Each time we sell securities pursuant to this Prospectus, we will provide information regarding the price of the Shares, amount of proceeds, commissions of and relationships with underwriters or placement agents, if any, net proceeds, and risk factors to consider before investing, as well as other information we consider to be important, in a supplement to this Prospectus.

              -----------------------------------------------------


--------------------------------------------------------------------------------
You should read this Prospectus and any supplement carefully before you invest.
--------------------------------------------------------------------------------

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed on the adequacy or accuracy of this Prospectus. Any representation to the contrary is a criminal offense.

                             Dated _______ __, 1999

                                TABLE OF CONTENTS
                                                                            Page
                                                                            ----

ABOUT THIS PROSPECTUS..........................................................3

PROSPECTUS SUMMARY.............................................................3

FORWARD-LOOKING STATEMENTS.....................................................5

PRICE RANGE OF COMMON SHARES...................................................5
         United States.........................................................5
         Canada   .............................................................6

USE OF PROCEEDS................................................................7

DILUTION.......................................................................7

PLAN OF DISTRIBUTION...........................................................7
     Placement Agents..........................................................8
     Underwriters..............................................................8
     Direct Sales..............................................................8
     General Information.......................................................8

LEGAL MATTERS..................................................................8

EXPERTS........................................................................9

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE................................9

WHERE YOU CAN FIND MORE INFORMATION...........................................10

INFORMATION NOT REQUIRED IN PROSPECTUS.........................................1
     Other Expenses of Issuance and Distribution...............................1
     Indemnification of Directors and Officers.................................1
     Exhibits..................................................................3
     Undertakings..............................................................3

SIGNATURES.....................................................................5

                              ABOUT THIS PROSPECTUS

     This Prospectus is part of a registration statement that we filed with the SEC utilizing a "shelf" registration process. Under this shelf process, we may, over the next two years, sell any or all of the Shares in one or more offerings. This Prospectus provides you with a general description of Altair and a limited description of the contemplated offering(s). Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this Prospectus. You should read both this Prospectus and any prospectus supplement, together with additional information described under the heading "Incorporation of Certain Documents by Reference" on page 9 of this Prospectus.

                               PROSPECTUS SUMMARY

     This summary highlights some information from this Prospectus. Because it is a summary, it necessarily does not contain all of the information necessary to your investment decision. To understand this offering fully, you should read carefully the entire Prospectus and any prospectus supplement provided by the Company.

                            Altair International Inc.

     Altair International Inc. is a development-stage Ontario company whose primary business is acquiring and developing mineral processing equipment for use in the recovery of fine mineral particles, including gold, titanium, and zircon, and environmental contaminants. Altair also seeks to acquire or lease mineral deposits suitable for the use of its mineral processing equipment. Unless the context requires otherwise, all references to "Altair," "Altair International Inc.," or the "Company" in this Prospectus refer to Altair International Inc. and each of its subsidiaries.

     Altair is presently developing the Altair Centrifugal Jig. The Jig is a machine that uses a rotating circular screen and pulsating water to separate valueless mineral particles from more valuable mineral particles based on the differences in their specific gravity. In tests, the Jig has proven capable of segregating and recovering extremely fine mineral particles which are not presently recoverable using conventional techniques. Altair is presently testing and customizing the Jig for use in the recovery of heavy minerals such as titanium and zircon and for use in the washing of coal. Management believes that the Jig could also be used to recover other minerals such as gold and for environmental remediation.

     Altair has also leased, and is exploring, an approximately 13,600 acre parcel of land near Camden, Tennessee (the "Tennessee Mineral Property") to determine whether it would be amenable to large-scale mining for titanium and zircon using the Jig or other equipment. Preliminary reports suggest that the Tennessee Mineral Property contains significant amounts of valuable heavy minerals, including titanium and zircon, and is suitable for a large-scale sand mining operation with a multi-decade life.

     In October 1998, Altair acquired an option to enter into a mineral processing lease on a heavy mineral stockpile located near Ione, California (the "California Mineral Property"; collectively with the Tennessee Mineral Property, the "Mineral Properties"). Although the limited size of the California Mineral Property suggests that any mineral processing operation conducted on the property would be small scale and short-term, existing data suggests that the stockpiled materials grade between 14% and 31% heavy minerals (compared to 2% heavy minerals content in some primary mine locations). Of the heavy mineral content, approximately 50-65% is ilmenite, which is used as a feed stock in the manufacture of TiO2 pigment--a common ingredient in plastics, paints, and paper. Altair has commenced initial drilling to verify the content of the stockpile, and, if such tests reveal consistent, adequate mineral grade of ilmenite, Altair plans to commence gravity separation tests and feasibility analysis sometime in 1999.

     The Company's principal office is located at 1725 Sheridan Avenue, Suite 140, Cody, Wyoming 82414 U.S.A., and the Company's telephone number is (307) 587-8245.

                                  The Offering

------------------------------------------------------------------------------------------------
Common Shares offered by the Company.................                      1,500,000 (1)
------------------------------------------------------------------------------------------------
Common Shares outstanding prior to this
offering............................................`                     15,174,915 (1)
------------------------------------------------------------------------------------------------
Common Shares outstanding following                                       16,674,915 (1)
this offering, if all shares are sold................
------------------------------------------------------------------------------------------------
Use of proceeds......................................  Working capital, capital expenditures, acquisitions and other general corporate
                                                       purposes.
------------------------------------------------------------------------------------------------

--------------------

(1) Excludes 1,980,000 Common Shares authorized for issuance upon exercise of outstanding options granted pursuant to Altair's stock option plans and 1,438,000 Common Shares reserved for the future grant of stock options under such plans.

                           FORWARD-LOOKING STATEMENTS

     This Prospectus contains various forward-looking statements. Such statements can be identified by the use of the forward-looking words "anticipate," "estimate," "project," "likely," "believe," "intend," "expect," or similar words. These statements discuss future expectations, contain projections regarding future developments, operations, or financial conditions, or state other forward-looking information. When considering such forward- looking statements, you should keep in mind the risk factors identified in the Company's periodic filings with the SEC that are incorporated herein by reference and any applicable prospectus supplement. You should also keep in mind that all forward-looking statements are based on management's existing beliefs about present and future events outside of management's control and on assumptions that may prove to be incorrect. If one or more risks identified in the applicable filings or prospectus supplement materializes, or underlying assumptions prove incorrect, the Company's actual results may vary materially from those anticipated, estimated, projected, or intended.

     Among the key factors that may have a direct bearing on the Company's operating results are risks and uncertainties attributable to the absence of operating revenues or profits, uncertainties regarding the development and commercialization of the Jig, development risks associated with the Tennessee Mineral Property and California Mineral Property, and uncertainties regarding the Company's ability to obtain capital sufficient to continue its operations and pursue its proposed business strategy.


                          PRICE RANGE OF COMMON SHARES

     United States. In the United States, from March 24, 1997 until January 23, 1998, the Common Shares were quoted on the Nasdaq SmallCap Market under the symbol "ALTIF." The following table sets forth, for the periods indicated, the high and low sales prices for the Common Shares, as reported by the Nasdaq SmallCap Market:



Fiscal Year Ended
December 31, 1997:                                          Low                 High
                                                        ---------------     ---------------
     1st Quarter (beginning March 24,
     1997)......................................          $8.5625               $12.25
     2nd Quarter................................             4.75                9.625
     3rd Quarter................................            5.125                9.875
     4th Quarter................................             7.75               16.625

Fiscal 1998

     1st Quarter (through January 23,
     1998)......................................    $13.75              $15.625


     Beginning on January 26, 1998, the Common Shares began trading on the Nasdaq National Market under the symbol "ALTIF." The following table sets forth, for the periods indicated, the high and low sales prices for the Common Shares, as reported on the Nasdaq National Market.

Fiscal 1998                                                            Low                High
                                                                ---------------     ---------------
     1st Quarter (beginning January 26,
     1998)......................................                     $8.125             $15.625
     2nd Quarter................................                       7.00               9.625
     3rd Quarter................................                       3.00               10.25
     4th Quarter................................                      5.875               8.625



Fiscal 1999                                                            Low                High
                                                                ---------------     ---------------
     1st Quarter (through January 14,
     1999)......................................                     $6.50               $7.625



The last sale price of the Common Shares, as reported on the Nasdaq National Market, on January 14, 1999 was $7.00 per share. As of January 15, 1999, the number of Common Shares outstanding was 15,174,915. In addition, the Company has reserved 3,418,000 Common Shares for issuance upon exercise of options that have been, or may be, granted under its employee stock option plans.

     Canada. In Canada, the Common Shares were publicly traded under the symbol "AIL" on the Alberta Stock Exchange (the "ASE") up through April 23, 1998. The Company voluntarily delisted the Common Shares from the ASE on that date due to increased focus on operations in the United States and diminished trading volume on the ASE. The following tables set forth, on a quarterly basis, the high and low closing sales prices during the last two fiscal years for the Common Shares on the ASE. All amounts are stated in Canadian dollars, the currency in which the prices are quoted by the ASE.

                                        Low                  High
                                  ---------------       ---------------

Fiscal Year Ended
December 31, 1997:

     1st Quarter.................    $Cdn. 7.75         $Cdn. 16.55
     2nd Quarter.................          6.90               13.00
     3rd Quarter.................          7.40               13.50
     4th Quarter.................         11.10               23.50

Fiscal Year Ended
December 31, 1996:
     1st Quarter.................    $Cdn. 1.78          $Cdn. 4.25
     2nd Quarter.................          2.70                6.50
     3rd Quarter.................          3.98                6.20
     4th Quarter.................          5.30               11.40


                                 USE OF PROCEEDS

     Unless the applicable prospectus supplement states otherwise, the net proceeds from the sale of the Shares, following the payment of any placement agent or underwriting fees, legal costs, and other offering expenses, will be used for working capital, capital expenditures, acquisitions, and other general corporate purposes. There is no assurance that the Company will receive sufficient funds to pursue its business plans. Pending utilization of the net proceeds of the Offering, the Company intends to make temporary investments in an interest-bearing demand account or short-term, interest-bearing securities.

                                    DILUTION

     It is expected that, in any offering pursuant to this Prospectus, there will be material dilution of the equity interest of the purchasers. In the prospectus supplement associated with each specific offering, the Company will disclose (i) the net tangible book value per share before and after the offering, (ii) the amount of increase in such net tangible book value per share attributable to the cash payment made by purchasers, and (iii) and the amount of the immediate dilution from the offering price which will be absorbed by such purchasers.

                              PLAN OF DISTRIBUTION

     The Company may sell the offered  securities (a) through  placement agents;
(b) through underwriters or dealers; or (c) directly to one or more purchasers.

                                Placement Agents

     The Shares may be sold through placement agents designated by us. The placement agents will agree to act in good faith to assist the Company in soliciting purchases for the period of their appointment.

                                  Underwriters

     If underwriters are used in the sale of the Shares, the Company anticipates that the Shares will be acquired by underwriters for their own account. The underwriters may resell the securities in one or more transactions, including negotiated transactions, at a fixed public offering price, or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to certain conditions. Any offering price and any discounts or concessions allowed or paid to dealers may be changed from time to time.

                                  Direct Sales

     The Shares may also be sold directly by the Company. In this case, no underwriters or agents would be involved.

                               General Information

     Underwriters, dealers, and agents that participate in the distribution of the Shares may be underwriters as defined in the Securities Act, and any discounts or commissions received by them from the Company and any profit on the resale of the Shares by them may be treated as underwriting discounts and commissions under the Securities Act. Any underwriters or agents will be identified and their compensation described in a prospectus supplement.

     The Company may have agreements with the underwriters, dealers, or agents to indemnify them against civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payment which the underwriters, dealers or agents may be required to make. Underwriters, dealers, and agents may engage in transactions with, or perform services for, the Company in the ordinary course of their businesses.

     In order to comply with the securities laws of certain states, the Shares may be sold in certain jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the Offered Shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available.

                                  LEGAL MATTERS

     The validity of the Shares being offered hereby is being passed upon for the Company by Beach, Hepburn, Ontario, Canada.

                                     EXPERTS

     The financial statements and schedules of the Company included in the Company's Annual Report on Form 10-K for the year ended December 31, 1997, as amended by Amendment No. 1 to the Registrant's Annual Report on Form 10-K/A filed with the SEC on May 18, 1998, and incorporated by reference in this Prospectus, have been audited by McGovern, Hurley, Cunningham, independent public accountants, as indicated in their reports with respect thereto, and are incorporated herein in reliance upon the authority of said firm as experts in accounting and auditing in giving said reports.

     Future financial statements of the Company and the reports thereon by McGovern, Hurley, Cunningham also will be incorporated by reference in the Registration Statement in reliance upon the authority of that firm as experts in accounting and auditing in giving those reports; provided, however, only to the extent that said firm has audited those financial statements and consented to the use of their reports therein.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     As permitted by SEC rules, this Prospectus does not contain all of the information that prospective investors can find in the Registration Statement or the exhibits to the Registration Statement. The SEC permits the Company to incorporate by reference into this Prospectus information filed separately with the SEC. The information incorporated by reference is deemed to be part of this Prospectus, except as superseded or modified by information contained directly in this Prospectus or in a subsequently filed document that also is (or is deemed to be) incorporated herein by reference.

     This Prospectus incorporates by reference the documents set forth below that the Company (File No. 1-12497) has previously filed with the SEC pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"). These documents contain important information about the Company and its financial condition.

     (a) The Company's Annual Report on Form 10-K for the year ended December 31, 1997, filed with the SEC on March 31, 1998, as amended by Amendment No. 1 to the Registrant's Annual Report on Form 10-K/A filed with the SEC on May 18, 1998.

     (b) The Company's Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 1998, June 30, 1998, and September 30, 1998.

     (c) The Company's Current Report on Form 8-K filed on January 13, 1998, as amended by Amendment No. 1 to Current Report on Form 8-K/A, filed on January 21, 1998.

     (d) The Company's Current Report on Form 8-K filed on December 29, 1998.

     (e) The  description  of the  Common  Shares  contained  in  the  Company's
         Registration Statement on Form 10 filed under the Exchange Act, including any amendment or report filed under the Exchange Act for the purpose of updating such description.

     The Company hereby incorporates by reference all reports and other documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of this Offering.

                       WHERE YOU CAN FIND MORE INFORMATION

     The Company files annual, quarterly, and current reports, proxy statements, and other information with the SEC. You may read and copy any reports, statements, or other information that the Company files at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. The SEC also maintains an Internet site (http://www.sec.gov) that makes available to the public reports, proxy statements, and other information regarding issuers, such as the Company, that file electronically with the SEC.

     In addition, the Company will provide, without charge, to each person to whom this Prospectus is delivered, upon written or oral request of any such person, a copy of any or all of the foregoing documents (other than exhibits to such documents which are not specifically incorporated by reference in such documents). Please direct written requests for such copies to the Company c/o Mineral Recovery Systems at 230 South Rock Boulevard, Suite 21, Reno, Nevada 89502, U.S.A., Attention: Ed Dickinson, Director of Finance. Telephone requests may be directed to the office of the Director of Finance at (800) 897-8245.

     The Common Shares are quoted on the Nasdaq National Market. Reports, proxy statements and other information concerning the Company can be inspected and copied at the Public Reference Room of the NASD, 1735 K Street, N.W., Washington, D.C. 20006.

============================                      ============================

     We have not authorized any dealer,
salesperson or other person to give any
information or represent anything not
contained in this Prospectus.  This                     1,500,000 Common Shares
Prospectus does not offer to sell or buy any
shares in any jurisdiction where it is
unlawful.  The information in this
Prospectus is current as of _______ __,
1999.
                                                                   ALTAIR
                _______________________                      INTERNATIONAL INC.

                                                                COMMON SHARES
                        SUMMARY
                   TABLE OF CONTENTS

(For a more detailed Table of Contents, see page 2)

                                                  Page
Table of Contents...................................2          _______________
About this Prospectus...............................3
Prospectus Summary..................................3            Prospectus
Forward-Looking Statements..........................5          _______________
Price Range of Common Shares........................5
Use of Proceeds.................................... 7
Dilution........................................... 7
Plan of Distribution................................7
Legal Matters.......................................8
Experts.............................................9
Incorporation of Certain Documents by Reference.....9
Where You Can Find More Information................10

                 ____________________                         ________ __, 1999







============================                      ============================

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.          Other Expenses of Issuance and Distribution

     The following table sets forth the various expenses of the offering, sale and distribution of the Shares being registered pursuant to this registration statement (the "Registration Statement"). All of the expenses listed below will be borne by the Company. All of the amounts shown are estimates, except the SEC registration fees.

                                                                      Amount
Commission registration fees...............................$         3,094.00
NASD registration fees.....................................         17,500.00
Accounting fees and expenses...............................          2,000.00
Legal fees and expenses....................................          7,500.00
Blue sky fees and expenses.................................          2,000.00
Printing and Engraving Fees................................          1,000.00
Miscellaneous expenses.....................................          1,906.00
         Total.............................................$        35,000.00
                                                           ==================


Item 15.Indemnification of Directors and Officers

         Subsection 136(1) of the Business Corporation Act, Ontario (the "Act") provides that a corporation may indemnify a director or officer of the corporation, a former director or officer of the corporation or a person who acts or acted at the corporation's request as a director or officer of a body corporate of which the corporation is or was a shareholder or creditor, and his heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him or her in respect of any civil, criminal or administrative action or proceeding to which he is made a party by reason of being or having been a director or officer of such corporation or body corporation, if,

         (a) he acted honestly and in good faith with a view to the best interests of the corporation; and

         (b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he had reasonable grounds for believing that his or her conduct was lawful.

         Subsection 136(2) of the Act provides that a corporation may, with the approval of the court, indemnify a person referred to in subsection 136(1) of the Act in respect of an action by or on behalf of the corporation or body corporate to procure a judgment in its favor, to which the person is made a party by reason of being or having been a director or an officer of the corporation or body corporate, against all costs, charges and expenses reasonably incurred by the person in connection with such action if he fulfills the conditions set out in clauses 136(1)(a) and 136(1))(b) of the Act.

         Subsection 136(3) of the Act provides that despite anything in section 136 of the Act, a person referred to in subsection 136(1) of the Act is entitled to indemnity from the corporation in respect of all costs, charges and expenses reasonably incurred by him in connection with the defense of any civil, criminal or administrative action or proceeding to which he is made a party by reason of being or having been a director or officer of the corporation or body corporate, if the person seeking indemnity,

         (a) was substantially successful on the merits in his defense of the action or proceeding; and

         (b) fulfills the conditions set out in clauses 136(1)(a) and 136(1)(b) of the Act.

         Subsection 136(4) of the Act provides that a corporation may purchase and maintain insurance for the benefit of any person referred to in subsection 136(1) of the Act against any liability incurred by the person,

         (a) in his capacity as a director or officer of the corporation, except where the liability relates to the person's failure to act honestly and in good faith with a view to the best interests of the corporation; or

         (b) in his capacity as a director or officer of another body corporate where the person acts or acted in that capacity at the corporation's request, except where the liability relates to the person's failure to act honestly and in good faith with a view to the best interests of the body corporate.

         Subsection 136(5) of the Act provides that a corporation or a person referred to in subsection 136(1) of the Act may apply to the court for an order approving an indemnity under section 136 of the Act and the court may so order and make any further order it thinks fit.

         Subsection 136(6) of the Act provides that upon an application under subsection 136(5) of the Act, the court may order notice to be given to any interested person and such person is entitled to appear and be heard in person or by counsel.

         The Company's By-laws, as amended, provide that subject to subsection 2 of section 147 of the Act, every director and officer of the Company and his heirs, executors, administrators and other legal personal representatives shall, from time to time, be indemnified and saved harmless by the Company from and against any liability and all costs, charges and expenses that such director or officer sustains or incurs in respect of any action, suit or proceeding that is proposed or commenced against him for or in respect of anything done or permitted by him in respect of the execution of the duties of his office and all other costs, charges and expenses that he sustains or incurs in respect of the affairs of the Company, except such costs, charges or expenses as are occasioned by his own wilful neglect or default. In addition, the board of directors of the Company has passed, and the shareholders have confirmed, several special By-laws authorizing the board of directors, among other things, to borrow money and issue bonds or debentures and to secure any such borrowing by mortgaging or pledging all or part of the Company's assets. The special By-laws further authorize the board of directors to delegate the foregoing powers to any director or officer and to give indemnities to any such director or other person acting on behalf of the Company and secure any such person against loss by giving him by way of security a mortgage or charge upon all of the currently owned or subsequently acquired property, undertakings, and rights of the Company.

         Pursuant to an employment agreement with William P. Long, the President, Chief Executive Officer and a director of the Company, the Company has agreed to assume all liability for and to indemnify, protect, save, and hold Dr. Long harmless from and against any and all losses, costs, expenses, attorneys' fees, claims, demands, liability, suits, and actions of every kind and character which may be imposed upon or incurred by Dr. Long on account of, arising directly or indirectly from, or in any way connected with or related to Dr. Long's activities as an officer and member of the board of directors of the Company, except as arise as a result of fraud, felonious conduct, gross negligence or acts of moral turpitude on the part of Dr. Long. In addition, Mineral Recovery Systems, Inc. ("MRS"), a wholly-owned subsidiary of the Company, has agreed to assume all liability for and to indemnify, protect, save, and hold harmless Patrick Costin (Vice President of the Company and President of MRS) from and against any and all losses, costs, expenses, attorneys' fees, claims, demands, liabilities, suits and actions of every kind and character which may be imposed on or incurred by Mr. Costin on account of, arising directly or indirectly from, or in any way connected with Mr. Costin's activities as manager, officer, or director of MRS or the Company.

         Indemnification may be granted pursuant to any other agreement, bylaw, or vote of shareholders or directors. In addition to the foregoing, the Company maintains insurance through a commercial carrier against certain liabilities which may be incurred by its directors and officers. The foregoing description is necessarily general and does not describe all details regarding the indemnification of officers, directors or controlling persons of the Company.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions or otherwise, the Company has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 16..Exhibits.

         The following exhibits required by Item 601 of Regulations S-K promulgated under the Securities Act have been included herewith or have been filed previously with the SEC as indicated below.


   Regulation S-K                                  Description
    Exhibit No.
   --------------        -------------------------------------------------------

        4.1 Articles of Incorporation of the Company (incorporated by reference to a Registration Statement on Form 10-SB filed with the SEC on November 25, 1996).

        4.2 Amendment to Articles of Incorporation of the Company dated November 6, 1996 (incorporated by reference to Amendment No. 1 to a Registration Statement on Form 10 filed with the SEC on December 23, 1996).

        4.3 By-laws of the Company (incorporated by reference to a Registration Statement on Form 10-SB filed with the SEC of November 25, 1996).

        4.4 Form of Common Share Certificate (incorporated by reference to a Registration Statement on Form 10-SB filed with the SEC on November 25, 1996).

         5 Opinion of Beach, Hepburn as to the legality of the securities offered (filed herewith).

        23.1             Consent of Beach, Hepburn (included in Exhibit No. 5).

        23.2             Consent  of   McGovern,   Hurley,   Cunningham   (filed
                         herewith).

         24 Powers of Attorney (included on page II-5 of the Registration Statement).


Item 17.Undertakings.

         (a)      The undersigned Company hereby undertakes:

         (1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this Registration Statement:

                  (i)      To  include  any   Prospectus   required  by  section
                           10(a)(3) of the Securities Act;

                  (ii) To reflect in the Prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the change in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

         provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

       (b) The undersigned Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company, the Company has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities
Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cody, State of Wyoming, on January 18,1999.

                            ALTAIR INTERNATIONAL INC.


                           By   /s/ William P. Long
                             -----------------------
                                William P. Long
                                President and Chief Executive Officer


                                POWER OF ATTORNEY

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration  Statement  has  been  signed  by  the  following  persons  in  the capacities and on the dates indicated. Each person whose signature to this Registration Statement appears below hereby constitutes and appoints William P. Long and Patrick Costin, and each of them, as his true and lawful attorney-in-fact and agent, with full power of substitution, to sign on his behalf individually and in the capacity stated below and to perform any acts necessary to be done in order to file all amendments and post-effective amendments to this Registration Statement, and any and all instruments or documents filed as part of or in connection with this Registration Statement or the amendments thereto and each of the undersigned does hereby ratify and confirm all that said attorney-in-fact and agent, or his substitutes, shall do or cause to be done by virtue hereof.

         Signature                                            Title                                       Date
         ---------                                            -----                                       ----

 /s/ William P. Long                        President, Chief Executive Officer, and Director       January 18, 1999
------------------------------------
William P. Long                             (Principal Executive Officer and authorized
                                            representative of the Company in the United States)


 /s/ C. Patrick Costin                      Vice President and Chief Financial Officer             January 18, 1999
------------------------------------
C. Patrick Costin                           (Principal Financial Officer and Principal
                                            Accounting Officer)


/s/ James I. Golla                          Secretary and Director                                 January 18, 1999
------------------------------------
James I. Golla


/s/ George E. Hartman                       Director                                               January 18, 1999
------------------------------------
George E. Hartman


/s/ Robert Sheldon                          Director                                               January 18, 1999
------------------------------------
Robert Sheldon

                                             ALTAIR INTERNATIONAL INC.

                                                   EXHIBIT INDEX



 Regulation S-K                                   Description                                   Sequential System
  Exhibit No.                                                                                        Page No.
--------------       ----------------------------------------------------------------------     -----------------
      4.1            Articles of Incorporation of the Company (incorporated by reference to
                     Registration Statement on Form 10-SB filed with the SEC on November
                     25, 1996).                                                                         --

      4.2            Amendment to Articles of Incorporation of the Company dated
                     November 6, 1996 (incorporated by reference to Amendment No. 1 to
                     Registration Statement on Form 10 filed with the SEC on December 23,
                     1996).                                                                             --

      4.3 By-laws of the Company (incorporated by reference to Registration Statement on Form 10-SB filed with the SEC of November 25, 1996).

                                                                                                        --

      4.4            Form of Common Share Certificate (incorporated by reference to
                     Registration Statement on Form 10-SB filed with the SEC on November
                     25, 1996).                                                                         --

       5             Opinion of Beach, Hepburn as to the legality of the securities offered.           II-7

      23.1           Consent of Beach, Hepburn (included in Exhibit No. 5)                             II-7

      23.2           Consent of McGovern, Hurley, Cunningham                                           II-9

       24            Powers of Attorney (included on page II-5 of the Registration Statement)           --
--------------------